Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-32465 of Bergen Brunswig Corporation on Form S-8 of our report dated March 23, 2001, appearing in this Annual Report on Form 11-K of Bergen Brunswig Pre-Tax Investment Retirement Account for the year ended September 29, 2000.

/s/ Deloitte & Touche LLP
 Costa Mesa, California
March 26, 2001